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                                                                    EXHIBIT 10.3

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         This THIRD AMENDMENT TO CREDIT AGREEMENT dated as of July7, 1998 (this "Amendment"), amends that certain Credit Agreement dated as of December 22, 1997, as amended by a First Amendment to Credit Agreement dated as of April 9, 1998, and as further amended by a Second Amendment to Credit Agreement dated as of April29, 1998 (as so amended, the "Credit Agreement") entered in to by and among LITHIA MOTORS, INC., an Oregon corporation, having its chief executive office at 360 East Jackson Street, Medford, Oregon 97501 (the "Borrower") and the Borrower's Affiliates and Subsidiaries who are from time to time parties thereto (each, jointly and severally with the Borrower, a "Loan Party"and together with the Borrower, the "Loan Parties"), U.S. BANK NATIONAL ASSOCIATION, a national bank having an office at 131 East Main Street, Medford, Oregon 97501 ("U.S. Bank") and the other financial institutions who are from time to time parties thereto (together with U.S. Bank, the "Lenders"); and U.S. Bank National Association, as agent for the Lenders (in such capacity, the "Agent") and is entered into by and among the Borrower, the other Loan Parties, the Lenders and the Agent.

                                    RECITALS

         1. The Borrower desires to amend certain provisions of the Credit Agreement and has requested the Agent and the Lenders to waive certain Events of Default.

         2. The Agent and the Lenders have agreed to make such amendments and waive such Events of Default, subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

     Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.




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Section 2. Amendments. The Credit Agreement is hereby amended as follows:

     2.1 Definitions.

          (a) The definitions of "Loan Documents", "Maturity Date", "Required Lenders","Swingline Commitment", "Total New Vehicle Commitment", and "Total Program and Used Vehicle Commitment" contained in Section 1.1 of the Credit Agreement are amended to read in their entireties as follows:

               Loan Documents. This Agreement, as supplemented by Supplement No. 1 hereto, the Notes, the Security Documents, including without limitation the Security Agreement, the Guaranty, and the UCC Financing Statements, and the Letter of Credit-Related Documents, together with any agreements, certificates, instruments or documents executed and delivered pursuant to or in connection with any of the foregoing.

               Maturity Date. December1, 1998.

               Required Lenders. As of any date the holders of sixty-six and two-thirds percent (66 2/3%) of the Total Commitment or, if the Commitments have been terminated, the holders of sixty-six and two-thirds percent (66 2/3%) of the principal amount of the Total Loan Outstandings on such date (allocating outstanding Swingline Loans, excluding outstanding Swingline Overdraft Loans, to the Lenders on the basis of their respective Pro Rata Share of the Total New Vehicle Loan Outstandings), plus all outstanding Letter of Credit Obligations.

               Swingline Commitment. The commitment of the Swingline Lender, as in effect from time to time, to advance Swingline Loans, which on and after the Third Amendment Date shall be $10,000,000 and which may be any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with Sections 2.1 and 8.2 of this Agreement.^

               Total New Vehicle Commitment. The sum of the Lenders' New Vehicle Commitments, as in effect from time to time, to advance New Vehicle Loans, which on and after the Third Amendment Date shall be $140,000,000 and which may be any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with Sections 2.1 and 8.2 of this Agreement. Each Lender's New Vehicle Commitment shall equal its pro rata share of the Total New Vehicle Commitment,


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          based on the amounts listed on Schedule1-B to this Agreement, as modified from time to time pursuant to Section IX of this Agreement.

               Total Program and Used Vehicle Commitment. The sum of the Lenders' Program and Used Vehicle Commitments, as in effect from time to time, to advance Program and Used Vehicle Loans, which on and after the Third Amendment Date shall be $35,000,000 and which may be any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with Sections 2.1 and 8.2 of this Agreement. Each Lender's Program and Used Vehicle Commitment shall equal its pro rata share of the Total Program and Used Vehicle Commitment, based on the amounts listed on Schedule 1-B to this Agreement, as modified from time to time pursuant to Section IX of this Agreement.

          (b) Section 1.1 of the Credit Agreement is further amended by adding the definitions of "SupplementNo.1" and "Third Amendment Date" thereto in correct alphabetical order:

               Supplement No. 1. Supplement No.1 in the form attached to the Third Amendment.

               Third Amendment Date. The effective date of that certain Third Amendment to Credit Agreement dated as of July7, 1998, by and among the Loan Parties, the Lenders and the Agent.

          (c) Section1.2 of the Credit Agreement is amended by adding clause(i) as follows:

               (i) Definitions contained in SupplementNo. 1 hereto are hereby incorporated as part of Section1.1 hereof.

          2.2 New Vehicle Loans. Section 2.1(a)(i)(A) is amended to read in its entirety as follows:

               (A) After giving effect to all requested New Vehicle Loans, the Total New Vehicle Loan Outstandings (which equals the sum of (x) the outstanding principal amount of New Vehicle Loans specifically advanced to finance the purchase of New Vehicles for inventory, plus
          (y) the outstanding principal amount of Other Purpose Loans) plus the Swingline Loan Outstandings, shall not at any time exceed the Total New Vehicle Commitment;


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          2.3 Swingline Loans. Section2.1(b)(i)(B) of the Credit Agreement is
     amended to read in its entirety as follows:

               (B) The sum of the Total Swingline Loan Outstandings plus the Total New Vehicle Loan Outstandings (after giving effect to all requested New Vehicle Loans and Swingline Loans) shall not exceed the Total New Vehicle Commitment; and

          2.4 Conditions to Swingline Loans. Section2.1(b)(ii) of the Credit Agreement is amended to ready in its entirety as follows:

               (ii) Each request for a Swingline Loan under this Agreement (including any presentation of a draft or other request for payment by a Seller pursuant to Section 2.3(a)(i)) shall constitute a representation and warranty by the Borrower and the other Loan Parties
          (A) that the conditions set forth in Sections 3.1 and 3.2 have been satisfied as of the date of such request, and (B) unless the Swingline Loan is advanced pursuant to Section 2.7(a)(ii) that as to the Vehicle to be acquired with the advance of the Swingline Loan (I) the Vehicle is a New Vehicle, (II) the Vehicle is either in the applicable Loan Party's possession or has been ordered and shipped to the Loan Party for whose benefit the Swingline Loan was advanced, and (III) the Seller's invoice correctly states the amount of the purchase price for the Vehicle and such amount is reasonable.

          2.5 Notice of Borrowing or Conversion of Loans. Sections 2.3(a)(i) and 2.3(b) are amended to read in their entireties as follows:

               (a) With respect to Swingline Loans:

                    (i) Subject to Sections 2.1(b) and (h), the Swingline Lender
               may from time to time advance sums of money on behalf of the Loan Parties to any Seller for whose benefit U.S. Bank has executed a debit or draft authorization (or similar instrument or arrangement) for the purpose of enabling the Loan Parties to acquire New Vehicle inventory. Presentation of drafts or other requests for payment by a Seller shall be in lieu of a Notice of Borrowing for the amount of the Swingline Loan. The invoices or other sales documentation submitted by the Sellers from whom the Loan Parties purchase New Vehicle inventory and/or the drafts or debits paid by the Swingline Lender shall serve as conclusive evidence of each such Swingline Loan. The Loan Parties irrevocably authorize the Swingline Lender to pay all drafts or invoices upon presentation by a Seller supplying the New Vehicle to the Loan Parties. Neither Borrower nor any Loan Party shall


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               arrange for the payment of Vehicles other than New Vehicles by the presentation of drafts or draft authorizations.

               (b) Whenever the Borrower desires to obtain a Loan under this Agreement (other than a Swingline Loan), to continue an outstanding LIBOR Loan for a new Interest Period, or to convert an outstanding Loan into a Loan of another Type, the Borrower shall give the Agent a written Notice of Borrowing or Conversion (or a telephonic notice promptly confirmed by a written Notice of Borrowing or Conversion), which Notice shall be irrevocable and which must be received no later than 9:00 a.m. (Portland, Oregon time) (and a Borrowing Base Certificate if such Notice relates to a Program and Used Vehicle Loan or an Acquisition Revolving Loan) on the date (i) one Business Day before the day on which the requested Loan is to be made as or converted to a Prime Rate Loan, and (ii) three Business Days before the day on which the requested Loan is to be made or continued as or converted to a LIBOR Loan. Such Notice of Borrowing or Conversion shall specify (x) the effective date and amount of each Loan or portion thereof requested to be made, continued or converted, subject to the limitations set forth in Section 2.1, (y) the interest rate option requested to be applicable thereto, and (z) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of the term "Interest Period"). If such Notice fails to specify the interest rate option to be applicable to the requested Loan, then the Borrower shall be deemed to have requested a Prime Rate Loan. A written Notice of Borrowing or Conversion with respect to an Acquisition Revolving Loan shall indicate whether the proceeds thereof will be used to fund an Acquisition or will be used for other purposes. If the written confirmation of any telephonic notification differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error.

          2.6 Acquisition Loans.

               (a) Sections2.1(e)(i)(A) and (B) of the Credit Agreement are amended to read in their entirety as follows:

                    (A) After giving effect to all requested Acquisition Loans and all requested Letters of Credit, the Total Acquisition Loan Outstandings plus all outstanding Letter of Credit


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               Obligations shall not at any time exceed the lesser of the Total
               Acquisition Loan Commitment or the applicable Borrowing Base; and

                    (B) The sum of the aggregate principal amount of outstanding
               Acquisition Loans made by each Lender plus such Lender's Pro Rata Share of all outstanding Letter of Credit Obligations shall not at any time (after giving effect to all requested Acquisition Loans and all requested Letters of Credit) exceed such Lender's Acquisition Loan Commitment.

               (b) The opening paragraph of Section2.1(e)(ii)of the Credit Agreement is amended to read in its entirety as follows:

                    (ii) Subject to the provisions of Section 3.2 and this
               Section 2.1(e)(ii), the Borrower may elect to convert all or a portion of Acquisition Revolving Loans used to finance Acquisitions permitted by this Agreement to an amortizing term loan (the "Acquisition Term Loan") on the Maturity Date. No earlier than sixty (60) days and no later than thirty (30) days prior to the Maturity Date, the Borrower shall give the Agent written notice, which notice shall be irrevocable, of the portion of the outstanding principal balance of all Acquisition Revolving Loans that it intends to convert to the Acquisition Term Loan; provided, however, that on the Maturity Date the Borrower shall pay to the Agent for the benefit of the Lenders.

          2.7 Funding of Loans. The opening paragraph of Section 2.4(b) of the Credit Agreement is amended to read in its entirety as follows:

               (b) From time to time, the Swingline Lender at its discretion may demand repayment of its Swingline Loans by an advance of any other Prime Rate Loan, in which case the Borrower shall be deemed to have requested such Prime Rate Loan in accordance with Section 2.3 of this Agreement. With respect to a demand resulting in an advance for a New Vehicle Loan or a Program and Used Vehicle Loan, each demand shall be in an amount not less than $500,000. Each such demand by the Swingline Lender shall be deemed to have been given (i) one Business Day prior to the Maturity Date, (ii) on the date of occurrence of any Default or Event of Default, including, without limitation, the failure to make any prepayments required by Section2.7(b); provided, that in the case of a prepayment required by Section2.7(b)(i), demand, unless sooner made, shall be deemed given upon the occurrence of an Event of Default thereunder, or (iii)on the exercise of any remedies under Section 8.2 of this Agreement, as the case may be, in which case any such demand may be in an amount less than $500,000. To the extent that the Swingline Lender demands repayment of any portion of its Swingline Loans, the Swingline Lender shall notify the Lenders on any Business Day and require the Lenders to advance their respective Pro Rata Shares of the Loan based on the Lender's Pro Rata Share of the Loan Commitment of the Loan to be advanced. Such notice shall specify the Loan and the aggregate amount of the Loan that Lenders will advance. Each Lender absolutely and


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          unconditionally agrees that immediately on receipt of such notice to pay the Swingline Lender such Lender's Pro Rata Share of such Loan.

          2.8 Funding of Loans. Section 2.4(b)(iii) of the Credit Agreement is amended to read in its entirety as follows:

               (iii) Each Lender shall comply with its obligation under this
          Section 2.4(b) by wire transfer of immediately available funds, in the same manner as provided in Section 2.4(c) with respect to the Loans made by such Lender, and such Section 2.4(c) shall generally apply to the payment obligations of the Lenders arising under this Section 2.4(b), with appropriate changes in details as may be required by Agent to reflect the terms of this Section 2.4(b). The repayment of any Swingline Loan pursuant hereto shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof. In the event that any Loan cannot for any reason be made on the date otherwise required in this Section 2.4(b) (including without limitation as a result of the commencement of a proceeding under Title 11, United States Code, with respect to any Loan Party), then each Lender agrees that it shall immediately purchase (as of the date such advance would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participation in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based on its Pro Rata Share of the Total New Vehicle Commitment (determined before giving effect to any termination of the Commitments), provided that all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased.

          2.9 Prepayments. Sections2.7(b) and 2.7(c) of the Credit Agreement are amended as follows:

               (a) Section 2.7(b) is amended to read in its entirety as follows:

                    (b) Prepayments. If at any time and for any reason:

                         (i) the aggregate of the Total New Vehicle Loan
                    Outstandings plus the Swingline Loan Outstandings shall exceed the Total New Vehicle Commitment;
                         (ii) Total New Vehicle Loan Outstandings include
                    amounts advanced as Other Purpose Loans and for any reason the aggregate amount outstanding of Total New Vehicle Loan Outstandings plus Swingline Loan Outstandings shall exceed the applicable Borrowing Base


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                    (whether reflected on a Borrowing Base Certificate,
                    determined by a Collateral inspection, or otherwise);

                         (iii) the aggregate of the Swingline Loan Outstandings
                    shall exceed the Swingline Commitment;

                         (iv) the aggregate of the Total Program and Used
                    Vehicle Loan Outstandings shall exceed the lesser of the Total Program and Used Vehicle Commitment or the applicable Borrowing Base (whether reflected on a Borrowing Base Certificate, determined by a Collateral inspection, or otherwise);

                         (v) the aggregate of the Total Demonstrator Vehicle
                    Loan Outstandings shall exceed the Total Demonstrator Vehicle Commitment; or

                         (vi) the aggregate of the Total Acquisition Loan
                    Outstandings plus all outstanding Letter of Credit Obligations shall exceed the lesser of the Total Acquisition Loan Commitment or the applicable Borrowing Base (whether reflected on a Borrowing Base Certificate, determined by a Collateral inspection, or otherwise), then upon the occurrence of any of the foregoing, Borrower shall immediately pay the amount of such excess to the Agent for application in accordance with the terms of Section 2.8(d) of this Agreement, except as otherwise provided by Section2.4 of Supplement No.1 hereto with respect to any excess of the type specified in clause(i)above.

               (b) Section 2.7(c) is amended by inserting between the existing first and second sentences thereof, the following new sentence:

                    Any failure to make the foregoing required payment within
               the specified five Business Days shall not constitute an Event of Default unless the audit conducted by the Agent that discloses such failure indicates that the total number of Vehicles with respect to which the Borrower and any applicable Loan Parties on a combined basis failed to make the required payments within the specified time period exceeded two percent (2%) of the total number of Vehicles inspected during such audit of all Loan Parties by the Agent.


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          2.10 Method and Allocation of Payments. Section 2.8(d) of the Credit
     Agreement is amended to read in its entirety as follows:

               (d) If the Commitments shall have been terminated or the Obligations shall have been declared immediately due and payable pursuant to Section 8.2, all funds received from or on behalf of the Borrower (including as proceeds of Collateral) by any Lender with respect to Obligations (except funds received by any Lenders as a result of a purchase of a participant interest pursuant to Section 2.8(e) below) shall be remitted to the Agent, and all such funds, together with all other funds received by the Agent from or on behalf of the Borrower (including proceeds of Collateral) with respect to Obligations, shall be applied by the Agent in the following manner and order: (i) first, to reimburse the Agent and the Lenders, in that order, for any amounts payable pursuant to Sections 11.2 and 11.3 of this Agreement; (ii) second, to the payment of the Fees; (iii) third, to the payment of interest due on the Loans; (iv) fourth, to the payment of the outstanding principal balance of Priority Swingline Overdraft Loans; (v) fifth, to the payment of the other Loans, pro rata to the outstanding principal balance of each of the Loans, unless otherwise specified in writing by all of the Lenders; (vi) sixth, to the payment of any other Obligations payable by the Borrower; and
          (vii) any remaining funds shall be paid to whoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

          2.11 Conditions Precedent to All Loans. The opening paragraph of
     Section 3.2 of the Credit Agreement is amended to read in its entirety as follows:

               Conditions Precedent to All Loans. The obligation of the Issuing Bank to issue any Letter of Credit and the obligation of the Lenders to make any Loan, including the initial Loans, or continue or convert a Loan are further subject to the following conditions:

          2.12 Representations and Warranties. Section IV of the Credit Agreement is amended as follows:

               (a) The opening paragraph of Section IV of the Credit Agreement is amended to read in its entirety as follows:

                    In order to induce the Agent and the Lenders to enter into this Agreement and to make Loans under this Agreement and to induce the Issuing Bank to issue Letters of Credit under this Agreement, the Loan Parties, jointly and severally, represent and warrant to the Agent and the Lenders that except as set forth on Exhibit C attached to this Agreement (Exhibit C shall be arranged


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               in sections corresponding to the lettered and numbered sections contained in this Section IV):

               (b) Section IV is further amended by adding new Section 4.25 as follows:

                    4.25 Year 2000. The Borrower has reviewed and assessed its business operations and computer systems and applications and those of the Loan Parties to address the "year 2000 problem" (that is, that computer applications and equipment used by the Borrower and the Loan Parties directly, or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Based on that review and assessment, the Borrower reasonably believes that the year 2000 problem will not result in a material adverse change in the business condition (financial or otherwise), operations and prospects of the Borrower and the Loan Parties or in their ability to repay the Lenders.

          2.13 Affirmative Covenants. The opening paragraph of Section V of the Credit Agreement is amended to read in its entirety as follows:

               Each Loan Party covenants that so long as any Loan or other Obligation or any Letter of Credit remains outstanding, any debit or draft authorization (or similar instrument or arrangement) remains in effect, or the Lenders have any obligation to lend under this Agreement or the Issuing Bank has any obligation to issue any Letter of Credit under this Agreement:

          2.14 Acquisitions. Section5.17 of the Credit Agreement is amended to read in its entirety as follows:

               5.17 Acquisitions. Without the prior written consent of the Required Lenders, no Loan Party will, and will not permit any Subsidiary to, acquire by purchase, merger or consolidation (a) the power to direct or cause the direction of the management and policies of any other Person (the "Acquisition Target"), directly or indirectly, whether through the ownership of voting securities or by contract or otherwise or (b) more than 20% of the capital stock or other equity interest of any such other Person or all or substantially all of the assets or properties of any such other Person (the events described in clauses (a) and (b) of this Section 5.17 of this Agreement referred to as "Acquisitions"), except that the Borrower, directly or through a Subsidiary that is a Loan Party, may make such Acquisitions if:


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                    (i) the Acquisition Target, if such Acquisition Target
               becomes a Subsidiary, (A) executes and delivers a Joinder Agreement, substantially in the form attached as Exhibit G to this Agreement, (B) executes and delivers all other Loan Documents, including but not limited to Uniform Commercial Code financing statements and other Security Documents, required by the Agent, and (C) unless waived by the Agent in writing without the consent of the Required Lenders, obtains a landlord's waiver and consent from the Acquisition Target's lessor in such form and substance satisfactory to the Agent in its sole discretion;

                    (ii) prior to and immediately after making such Acquisition, no Default or Event of Default has occurred and is continuing or would exist;

                    (iii) the Borrower delivers to the Agent the Acquisition
               Approval Documents at least three Business Days before the closing of the Acquisition; and

                    (iv) the Borrower complies with the provisions of Section3.2 of Supplement No.1 hereto.

          2.15 Real Estate. Section 5.18 of the Credit Agreement is amended to read in its entirety as follows:

               5.18 Real Estate. If the Borrower uses any portion of any Loan to acquire any interest in real property, then the real property interest shall be owned and recorded in the name of the Borrower until the applicable portion of the Acquisition Revolving Loan is paid in full, together with all accrued and unpaid interest thereon and with all Fees with respect thereto. In the case of any and all acquisitions of any interest in real property using any portion of any Acquisition Revolving Loan, a Lien on such acquired real property shall be granted to Agent for the ratable benefit of the Lenders to secure such amount as the Agent may deem appropriate. Such financing shall conform fully to all of the Agent's real estate financing policies and procedures, including without limitation, those items listed on Exhibit H to this Agreement.

          2.16 Personal Property Collateral.

               (a) Section 5.19(d)(iii) is amended to read in its entirety as follows:

                    (iii) the amount advanced under this Agreement to purchase a
               New Vehicle; and


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               (b) Section5.19(e) is hereby deleted in its entirety.

          2.17 Financial Covenants. SectionVI of the Credit Agreement is amended as follows:

               (a) The opening paragraph of Section VI of the Credit Agreement is amended to read in its entirety as follows:

                    Each Loan Party covenants that so long as any Loan or other
               Obligation or any Letter of Credit remains outstanding, any debit or draft authorization (or similar instrument or arrangement) remains in effect, or the Lenders have any obligation to make any Loan under this Agreement or the Issuing Bank has any obligation to issue any Letter of Credit under this Agreement:

               (b) The first sentence in Section6.5 of the Credit Agreement is amended to read in its entirety as follows:

                    During the period from the Closing Date through October1,
               1998, or during any twelve consecutive month period after October1, 1998, the Loan Parties shall not make aggregate Capital Expenditures in excess of $5,000,000 other than with a Loan without the consent of the Required Lenders.

          2.18 Negative Covenants. The opening paragraph of SectionVII of the Credit Agreement is amended to read in its entirety as follows:

               Except with the prior written consent of the Lenders in accordance with Section 11.7 of this Agreement, the Loan Parties covenant that so long as any Loan or other Obligation remains outstanding, any debit or draft authorization (or similar instrument or arrangement) remains in effect, or the Lenders have any obligation to make any Loan under this Agreement or the Issuing Bank has any obligation to issue any Letter of Credit under this Agreement:

          2.19 Indebtedness. Section 7.1(e)(i) of the Credit Agreement is amended to read in its entirety as follows:

               (e) Indebtedness for Capital Expenditures incurred in the ordinary course of the Loan Parties' business and renewals and refinancings thereof, provided that:

                    (i) such Indebtedness for Capital Expenditures does not
               exceed $750,000 in the aggregate at any time outstanding for all


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               Loan Parties or does not exceed $500,000 in any fiscal year for all Loan Parties; or

          2.20 Survival of Covenants, Etc. Section 11.4 of the Credit Agreement is amended to read in its entirety as follows:

               11.4 Survival of Covenants, Etc. Unless otherwise stated in this Agreement, all covenants, agreements, representations and warranties made in this Agreement, in the other Loan Documents or in any documents or other papers delivered by or on behalf of any Loan Party pursuant to this Agreement shall be deemed to have been relied upon by the Agent and the Lenders, notwithstanding any investigation thereto or hereafter made by any of them, and shall survive the making by the Lenders of the Loans as in this Agreement contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding and unpaid or any Lender has any obligation to make any Loans under this Agreement or the Issuing Bank has any obligation to issue any Letter of Credit under this Agreement. All statements contained in any certificate or other writing delivered by or on behalf of the Borrower pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Borrower under this Agreement.

          2.21 Supplement No. 1. The Credit Agreement is supplemented by terms of SupplementNo.1 to Credit Agreement in the form attached to this Amendment as Exhibit A, which is made a part of the Credit Agreement as Supplement No.1 thereto.

          2.22 Swingline Note. Exhibit A-2 to the Credit Agreement is amended to read as set forth on ExhibitB attached to this Amendment ("Amended Swingline Note") which is made a part of the Credit Agreement as ExhibitA-2 thereto.

          2.23 Commitments. The Commitments of the Lenders set forth on Schedule1-B to the Credit Agreement are restated in their entireties as set forth on ExhibitC attached to this Amendment, which is made a part of the Credit Agreement as Schedule1-B thereto and amends and restates Schedule1-B in its entirety.

     Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon satisfaction of the following conditions as determined by the Agent:

          3.1 Execution and delivery of this Amendment by each party whose name appears on the signature page.

          3.2 Execution and delivery by the Borrower to (a)the Swingline Lender of the Amended Swingline Note and (b)to each Lender that is increasing either or both of its New Vehicle Commitment or its Program and Used Vehicle Commitment, a new Vehicle Note and/or Program and Used Vehicle Note in the appropriate amounts.

          3.3 Delivery to the Agent of a copy of the resolutions of the Board of Directors of each Loan Party authorizing the execution, delivery and performance of this Amendment and, in the case of the Borrower, the Amended Swingline Note certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i)certifying that there has been no amendment to the Articles or Certificate of Incorporation or Bylaws of such Loan Party since true and accurate copies of the same were delivered to the Agent with a certificate of the Secretary of such Loan Party dated December29, 1997, and
     (ii)identifying each officer of such Loan Party authorized to execute this Amendment and any other instrument or agreement executed by such Loan Party in connection with this Amendment (collectively, the "Amendment Documents"), and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

          3.4 Delivery by the Loan Parties of certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment and any other documents as the Agent may reasonably request.

          3.5 The Borrower shall have paid to the Agent for the account of the Lenders an amendment and waiver fee in the amount of $80,000. Each Lender shall receive the amount set forth opposite on Schedule3.5 to this Amendment.

          3.6 The Loan Parties shall have delivered to the Agent good standing certificates from the jurisdictions of their respective organizations as of a date satisfactory to the Agent.

          3.7 The Loan Parties shall have satisfied such other conditions as specified by the Agent, including payment of all unpaid legal fees and expenses incurred by the Agent and the Initial Lenders through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents.

     Section 4. Defaults and Waivers.

          4.1 Events of Default and Unmatured Events of Default.

               (a) Payment Requirements. Under Section 2.7(c) of the Credit Agreement, the Borrower or the applicable Loan Party is required to remit to the Agent within five Business Days following the sale of a Vehicle, or on the receipt of proceeds with respect to such sale, whichever occurs first, an amount at least equal to the amount of any Loan advanced for that Vehicle. The Borrower and certain Loan Parties have failed in some circumstances to remit the required payments within the specified time period.

               (b) Reporting Requirements. Under Section5.1(f) of the Credit Agreement, the Borrower agreed to deliver certain reports with respect to deposit accounts maintained by the Loan Parties. The Borrower failed to provide such reports for the period after the Closing Date and prior to May1, 1998.

               (c) Personal Property Collateral.

                    (i) Under Section5.19(d) of the Credit Agreement, the
               Borrower is required to provide the Agent with certain information each month regarding each Vehicle owned or in the possession of each Loan Party, including mileage and the amount advanced under the Credit Agreement to purchase such Vehicle. Information concerning mileage and amounts advanced has not been provided to the Agent in such reports.

                    (ii) Under Section5.19 (e) of the Credit Agreement, each
               Loan Party is required to notify the Agent within one (1) Business Day following the Sale of a Vehicle and to include in such Notice certain information. The Loan Parties have not complied with all of the requirements of this provision.

               (d) Acquisitions. Pursuant to Section5.17(iii), the Borrower is required to deliver to the Agent Acquisition Approval Documents at least three Business Days before the closing of an Acquisition. The Borrower has closed six Acquisitions since the Closing Date and with respect to certain of such closings failed to deliver the Acquisition Approval Documents as required by Section5.17.

               (e) Indebtedness. Under Section7.1 of the Credit Agreement, the Indebtedness of Loan Parties is limited to, among other things, Indebtedness existing on the Closing Date and disclosed in Section4.7 of ExhibitC to the Agreement. The Borrower failed to disclose in said Section4.7 a certain guaranty with respect to obligations of Lithia Properties, LLC dated June11, 1996 in favor of U.S. Bank and a certain letter of credit in the original face amount of $500,000 issued by U.S. Bank dated August28, 1997. Accordingly, the existence of such Indebtedness constitutes a breach under Section 7.1.

               (f) Repurchase Agreements. Under Section5.20 of the Credit Agreement, the Borrower was required to deliver to the Agent certain acknowledgments from Sellers extending any applicable repurchase agreements on the part of such Sellers to Agent for the benefit of the Lenders. The Borrower is in the process of seeking to obtain such acknowledgments as may be available as more particularly described on Schedule4.1(f) hereto. The Borrower requests a waiver as to the delivery of any such other acknowledgments.

               (g) Releases and Waivers. Under Section5.21 of the Credit Agreement, the Borrower was required to deliver to the Agent certain releases and waivers with respect to leased or mortgaged premises. The Borrower is in the process of obtaining such releases and waivers as may be available as more particularly described on Schedule4.1(g) hereto. The Borrower requests a waiver as to the delivery of any such other releases and waivers.

          4.2 Waiver. Upon the date on which this Amendment becomes effective, the Lenders hereby waive the Events of Default described in the preceding Sections 4.1(a) through 4.1(g) that occurred prior to the date hereof (the "Existing Defaults"). This waiver shall be null and void, however, with respect to acknowledgments or releases and waivers to be signed by any third party described on Schedules4.1(f) and (g) hereto unless the required signed documents are delivered to the Agent no later than September 30, 1998; provided, however, that the Agent may, without the consent of the Required Lenders, extend such date or waive the delivery of any such documents. The waiver of the Existing Defaults set forth above is limited to the express terms thereof, and nothing herein shall be deemed a waiver by the Lenders of any other term, condition, representation or covenant applicable to the Loan Parties under the Credit Agreement (including but not limited to any future occurrence similar to the Existing Defaults) or any of the other agreements, documents or instruments executed and delivered in connection therewith, or of the covenants described therein. The waivers set forth herein shall not constitute a waiver by the Lender of any other Default or Event of Default, if any, under the Credit Agreement, and shall not be, and shall not be deemed to be, a course of action with respect thereto upon which the Loan Parties may rely in the future, and the Loan Parties hereby expressly waive any claim to such effect.

     Section 5. Representations, Warranties, Authority, No Adverse Claim.

          5.1 Reassertion of Representations and Warranties, No Default. The Loan Parties hereby represent that on and as of the date hereof and after giving effect to this Amendment (a)all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Defaults or Event of Default under the Credit Agreement as amended by this Amendment on such date which have not been waived by the Lenders.

          5.2 Authority, No Conflict, No Consent Required. Each Loan Party represents and warrants that such Loan Party has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by such Loan Party in connection herewith or therewith by proper corporate, and none of the Amendment Documents nor the agreements contained herein or therein contravene or constitute a default under any agreement, instrument or indenture to which such Loan Party is a party or a signatory or a provision of such Loan Party's Articles of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to such Loan Party or any of its property except, if any, in favor of the Lenders. Each Loan Party represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by such Loan Party of the Amendment Documents or other agreements and documents executed and delivered by such Loan Party in connection therewith or the performance of obligations of such Loan Party therein described, except for those which such Loan Party has obtained or provided and as to which such Loan Party has delivered certified copies of documents evidencing each such action to the Agent or Lenders.
          5.3 No Adverse Claim. Each Loan Party warrants, acknowledges and agrees that no events have been taken place and no circumstances exist at the date hereof which would give any Loan Party a basis to assert a defense, offset or counterclaim to any claim of the Lenders with respect to the Obligations.

     Section 6. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Agent, the Lenders and the Loan Parties each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. Loan Parties confirm to the Lender that the Obligations are and continue to be secured by the security interest granted by the Loan Parties in favor of the Agent under the Security Documents, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Loan Parties under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Loan Parties.

     Section 7. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

     Section 8. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

     Section 9. Successors. The Amendment Documents shall be binding upon the Loan Parties, the Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, the Agent and the Lenders and the successors and assigns of the Lenders.

     Section 10. Legal Expenses. As provided in Section11.2 of the Credit Agreement, the Loan Parties agree to reimburse the Agent and the Initial Lenders, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney LLP, special counsel for the Agent) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and to pay and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

     Section 11. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

     Section 12. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

     Section 13. Governing Law. Under Oregon law, most agreements, promises and commitments made by Lenders after October31, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the Borrower's residence must be in writing, express consideration and be signed by the Lender to be enforceable.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                                    BORROWER:

                                    LITHIA MOTORS, INC.


                                    By
                                        Its


                                     AGENT:

                                     U.S. BANK NATIONAL ASSOCIATION


                                     By
                                        Its


                                          AFFILIATES AND SUBSIDIARIES:

                                     LITHIA HOLDING COMPANY, L.L.C.


                                     By
                                        Its


                                     LITHIA TLM, L.L.C.
                                     By:  Lithia Motors, Inc., as Manager


                                     By
                                        Its

                                     LITHIA'S GRANTS PASS AUTO CENTER, L.L.C.
                                     By:  Lithia Motors, Inc., as Manager


                                     By
                                        Its


                                     LITHIA DODGE, L.L.C.
                                     By:  Lithia Motors, Inc., as Manager


                                     By
                                       Its


                                     LITHIA CHRYSLER PLYMOUTH JEEP  EAGLE, INC.


                                     By
                                       Its


                                     LITHIA MTLM, INC.


                                     By
                                       Its


                                     LGPAC, INC.


                                     By
                                       Its

                                    LITHIA DM, INC.


                                    By
                                      Its


                                    SATURN OF SOUTHWEST OREGON, INC.


                                    By
                                      Its


                                    LITHIA HPI, INC.


                                    By
                                      Its


                                    LITHIA DE, INC.


                                    By
                                      Its


                                    LITHIA DC, INC.


                                    By
                                      Its


                                    LITHIA FN, INC.


                                    By
                                      Its

                                    LITHIA TKV, INC.


                                    By
                                      Its


                                    LITHIA FVHC, INC.


                                    By
                                      Its


                                    LITHIA VWC, INC.


                                    By
                                      Its


                                    LITHIA NB, INC.


                                    By
                                      Its


                                    LITHIA BB, INC.


                                    By
                                      Its


                                    LITHIA CIMR, INC.
                                    (formerly known as Lithia MB, Inc.)


                                    By
                                      Its

                                    LITHIA JEB, INC.


                                    By
                                      Its


                                    LITHIA RENTALS, INC.


                                    By
                                      Its


                                    LITHIA AUTO SERVICES, INC.


                                    By
                                      Its


                                    LITHIA SALMIR, INC.


                                    By
                                      Its


                                    LITHIA BNM, INC.


                                    By
                                      Its


                                    LITHIA MMF, INC.


                                    By
                                      Its

                                    LITHIA FMF, INC.


                                    By
                                      Its


                                    LITHIA JEF, INC.


                                    By
                                      Its


                                    LITHIA NF, INC.


                                    By
                                      Its


                                    LITHIA FINANCIAL CORPORATION


                                    By
                                      Its


                                    LITHIA TR, INC.


                                    By
                                      Its

                                    LENDERS:

                                    U.S. BANK NATIONAL ASSOCIATION


                                    By
                                       Its


                                    COMERICA BANK


                                    By
                                       Its


                                    MERRILL LYNCH BUSINESS FINANCIAL SERVICES
                                    INC.


                                    By
                                       Its


                                    THE BANK OF TOKYO-MITSUBISHI, LTD.


                                    By
                                       Its


                                    BANK OF SCOTLAND


                                    By
                                       Its


                                    BNY FINANCIAL CORPORATION


                                    By
                                       Its

                                    FIRST SECURITY BANK


                                    By
                                       Its


                                    FIRST HAWAIIAN BANK


                                    By
                                       Its


                                    NATIONSBANK, N.A.


                                    By
                                       Its

                                                                    EXHIBIT A TO
                                                                 THIRD AMENDMENT


                                SUPPLEMENT NO. 1
                                       to
                           REVOLVING CREDIT AGREEMENT
                      Dated as of December 22, 1997 Between
    U.S. BANK NATIONAL ASSOCIATION, as Agent (in such capacity, the "Agent")
                                   and Lender
 and such other Lenders as are signatories thereto (collectively, the "Lenders")
                                       and
     LITHIA MOTORS, INC. (the "Borrower" and a "Loan Party") and certain of its Affiliates and Subsidiaries ("Loan Parties")


     1. Credit Agreement Reference. This Supplement No.1, as it may be amended or modified from time to time, is a part of the Revolving Credit Agreement, dated as of December 22, 1997, between the Loan Parties and the Lenders, as amended by that certain First Amendment to Credit Agreement dated as of April9, 1998 and by that certain Second Amendment to Credit Agreement dated as of April29, 1998 (together with all amendments, modifications and supplements thereto, the "Credit Agreement"). Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement unless the context otherwise requires.

     2. Additional Provisions Regarding Swingline Overdraft Loans.

          2.1 Definitions.

               (a) Swingline Overdraft Loan. At any time that (i) Swingline Loans are outstanding and (ii) the aggregate of the Total New Vehicle Loan Outstandings plus the Swingline Loan Outstandings exceeds the Total New Vehicle Commitment, the amount that is equal to the lesser of (x) such excess or (y) the amount of outstanding Swingline Loans.

               (b) Priority Swingline Overdraft Loan. At any time that (i) Swingline Loans are outstanding and (ii) the aggregate of the Total Loan Outstandings exceeds the Total Commitment, the amount that is equal to the lesser of (x) such excess or (y) the amount of outstanding Swingline Loans.

          2.2 Each Swingline Overdraft Loan shall be a Prime Rate Loan and, subject to the provisions of Section 2.5(d), shall bear interest as provided in Section 2.5(a).

          2.3 Priority Swingline Overdraft Loans shall be made only by the Swingline Lender, solely for its own account and shall not be subject to the provisions of Section 2.4 of the Credit Agreement, provided, however, at any time a Priority Swingline Overdraft Loan is outstanding, the payment of principal and interest with respect to all Loans shall be subordinated in right of payment and priority to the prior payment in full of the Priority Swingline Overdraft Loans and the Agent and the Lenders, as the case may be, shall remit to the Swingline Lender, and the Swingline Lender shall have the right to receive, all payments of principal and interest made by any Loan Party in respect of any Loan and all other proceeds of Collateral securing the Loans for application and reduction of the aggregate principal amount of outstanding Priority Swingline Overdraft Loans.

          2.4 If at any time that Swingline Overdraft Loans are outstanding the aggregate of the Total New Vehicle Loan Outstandings plus the Swingline Loan Outstandings exceeds (A) one hundred five percent (105%) of the Total New Vehicle Commitment as of such date and such condition exists for two
     (2) consecutive Business Days or (B) one hundred percent (100%) of the Total New Vehicle Commitment as of such date and such condition exists for five (5) consecutive Business Days then, in such event, such occurrence shall constitute an Event of Default and the Agent acting in its sole discretion may, and upon the election of the Required Lenders shall (y) take any and all actions reasonably necessary to suspend and/or terminate any debits or draft authorizations or other requests for payment by a Seller and (z) elect by written notice to the Borrower to terminate the Commitment. At any time that Swingline Overdraft Loans are outstanding, and so long as no Swingline Overdraft Loan is a Priority Swingline Overdraft Loan, the failure to make the immediate prepayment required by Section2.7(b)(i) of the Credit Agreement at any time that Total New Vehicle Loan Outstandings plus the Swingline Loans Outstandings exceed the Total New Vehicle Commitment shall constitute a Default until such time as the Event of Default specified above occurs. At any time that Priority Swingline Overdraft Loans are outstanding, the Borrower immediately shall pay all such Priority Swingline Overdraft Loans.

          2.5 The Borrower and Loan Parties acknowledge that no Swingline Loan will be made pursuant to either Section 2.3(a)(ii) or 2.7(a)(ii) of the Credit Agreement, unless the making of any such Loan would be in compliance with all applicable requirements of the Credit Agreement, including without limitation, the requirements of Section 2.1(b) of the Credit Agreement. Any Swingline Loan made pursuant to either Section2.3(a)(ii) or Section2.7(a)(ii) in violation of the Credit Agreement shall be prepaid immediately. The Swingline Lender will notify the Agent, which in turn will notify the Lenders, promptly upon the making of any Swingline Loan and the amount thereof. The failure to give any such notice shall not affect the rights of the Swingline Lender or the obligations of the Lenders under the Credit Agreement as supplemented by this Supplement No. 1.

     3. Additional Provisions Regarding Acquisition Loans and Acquisitions.

          3.1 Notwithstanding the provisions of Section 2.1(e) of the Credit Agreement, in the event that on any day the aggregate of the Total New Vehicle Loan Outstandings plus the Swingline Loan Outstandings plus any requests for Loans pursuant to the Total New Vehicle Commitment exceeds ninety-five percent (95%) of the Total New Vehicle Commitment as of such date, then, (i) a portion of the Total Acquisition Loan Commitment (the "Reserve Commitment") in an amount equal to the lesser of (A) Seven Million Dollars ($7,000,000), (B) the entire remaining unused portion of the Total Acquisition Loan Commitment as of such date or (C) the entire remaining unused portion of the Borrowing Base applicable to Acquisition Loans and Letters of Credit shall be reserved and shall no longer be available for funding Acquisition Loans or supporting Letters of Credit, and (ii) no further Acquisition Loans or issuance of Letters of Credit (after giving effect to the Reserve Commitment in clause (i) hereof) shall be available to the Borrower until the next Business Day on which such condition no longer exists.

          3.2 In addition to the requirements of Section 5.17 of the Credit Agreement, the Borrower shall satisfy the following conditions in connection with any Acquisition that is closed on or after July1, 1998:

               (a) the Borrower shall have given the Agent at least 30 days (or ten Business Days, in the case of clause (ii below) prior written notice of any such proposed Acquisition (each of such notices, an "Acquisition Notice"), which notice shall (i) contain the estimated date such proposed Acquisition is scheduled to be consummated, (ii) attach a true and correct copy of the executed purchase agreement, letter of intent, description of material terms or similar agreements executed by the parties thereto in connection with such proposed Acquisition, (iii)contain the estimated aggregate purchase price of such proposed Acquisition and the amount of related costs and expenses and the intended method of financing thereof, (iv) contain the estimated amount of Acquisition Loans required to effect such proposed Acquisition; and, (v) describe any real property included in the Acquisition (whether the Acquisition is a purchase of capital stock or an asset purchase) and the amount of the purchase price allocable thereto;

               (b) the Borrower shall have provided the Lenders with all information related to the Acquisition Target and the proposed Acquisition as the Agent shall reasonably request, including, without limitation, delivery of the expert reports (if any) prepared by accounting, environmental, and/or other experts which the Borrower has obtained as the Agent shall reasonably request;

               (c) as soon as available but no later than three Business Days before the closing of the Acquisition (i)all related agreements, schedules and exhibits with respect to such proposed Acquisition and
          (ii) certification from the Borrower as to the purchase price for the acquisition (or a formula therefor) and the estimated amount of all related costs, fees and expenses and that, except as described, there are no other amounts which will be payable in connection with the respective proposed Acquisition;

               (d) the Borrower shall have delivered updated schedules of the Credit Agreement to the Agent; and

               (e) prior to the consummation of the respective proposed Acquisition, the Borrower shall furnish the Agent an officer's certificate executed by the chief financial officer of the Borrower, certifying as to compliance with the requirements of the applicable preceding clauses (a) through (d). The consummation of each Acquisition shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder.

     4. Letter of Credit Facility.

          4.1 Definitions.

               Fronting Fees. See Section4.8(a) of Supplement No.1.

               Governmental Authority. Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               Honor Date. See Section 4.4(b).

               Insolvency Proceeding. Any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangements in respect of its creditors generally or any substantial portion of a Person's creditors, undertaken under federal or state law.

               Issue. With respect to any Letter of Credit, to issue or to extend the expiration date of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

               Issuing Bank. U.S. Bank National Association in its capacity as issuer of one or more Letters of Credit hereunder, together with any successor letter of credit issuer and any replacement letter of credit issuer.

               Letter of Credit. Any letter of credit issued by the Issuing Bank pursuant to Section4 of Supplement No.1.

               Letter of Credit Advance. Each Lender's participation in any Letter of Credit Borrowing in accordance with its Pro Rata Share of the Acquisition Loan Commitment.

               Letter of Credit Application and Letter of Credit Amendment Application. An application form for Issuance of, and for amendment of, Letters of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

               Letter of Credit Borrowing. An extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made from proceeds of Acquisition Loans under Section4.4(b) of Supplement No.1.

               Letter of Credit Commitment. The commitment of the Issuing Bank to Issue, and the commitment of the Lenders severally to participate in, Letters of Credit from time to time Issued or outstanding under Section4 of Supplement No.1 in an aggregate amount not to exceed on any date the amount of Ten Million Dollars ($10,000,000); provided that the Letter of Credit Commitment is a part of the combined Acquisition Loan Commitment, rather than a separate, independent commitment.

               Letter of Credit Fees. See Section4.8(a) of Supplement No.1.

               Letter of Credit Obligations. At any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding Letter of Credit Borrowings.

               Letter of Credit-Related Documents. The Letters of Credit, the Letter of Credit Applications, the Letter of Credit Amendment

          Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard for documents for Letter of Credit Issuances.

               Letter of Credit Termination Date. See Section4.2(a) of Supplement No.1.

               Requirement of Law. As to any Person, any law (statutory or common), treaty, rule or regulation or determination of any arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          4.2 Commitment.

               (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees from time to time on any Business Day during the period from the Closing Date to the last Business Day thirty (30) days prior to the Maturity Date (the "Letter of Credit Termination Date") to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with
          Section 4.3; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Borrower; provided, that the Issuing Bank shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if, as of the date of issuance of such Letter of Credit, after giving effect to the maximum amount payable under such Letter of Credit, (y) the aggregate principal amount of all Letter of Credit Obligations outstanding shall at any time exceed Ten Million Dollars ($10,000,000) or (z) the aggregate principal amount of Acquisition Loans outstanding plus the Letter of Credit Obligations outstanding as of such day shall exceed the Total Acquisition Loan Commitment; further, the aggregate principal amount of all Letter of Credit Obligations outstanding, plus the aggregate principal amount of all Loans outstanding shall not at any time exceed the Total Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the ability of the Borrower to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

               (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit Issuing Bank, or request that the Issuing Bank refrain, from the Issuance of Letters of Credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; (ii) the Issuing Bank has received written notice from any Lender, the Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section3.2 of the Credit Agreement is not then satisfied; (iii) the expiration date of any requested Letter of Credit is more than one (1) year from the date of Issuance thereof or after the Maturity Date; (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank, or the Issuance of a Letter of Credit is for an amount less than One Hundred Thousand Dollars ($100,000) or to be denominated in a currency other than U.S. Dollars.

          4.3 Issuance, Amendment and Renewal of Letters of Credit.

               (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least three (3) days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of a Letter of Credit Application, and shall specify in form and detail satisfactory to the Issuing Bank such matters as the Issuing Bank may require. Each Letter of Credit (i) will be for the account of the Borrower, (ii) will be a (A)nontransferable standby letter of credit to support certain performance obligations of the Borrower, or
          (B) non-transferable standby letter of credit to support certain payment obligations of the Borrower that are not prohibited by this Agreement, (iii) will be for purposes reasonably satisfactory to the Issuing Bank and (iv) will contain such terms and provisions as may be customarily required by the Issuing Bank.

               (b) Prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the Letter of Credit Application or Letter of Credit

          Amendment Application from the Borrower and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice prior to its Issuance of a requested Letter of Credit from the Agent (i) directing the Issuing Bank not to Issue such Letter of Credit because such Issuance is not then permitted under this Section 4.3, or (ii) that one or more conditions specified in Section3.2 of the Credit Agreement are not then satisfied or waived; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, Issue a Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary business practices.

               (c) From time to time while a Letter of Credit is outstanding and prior to the Letter of Credit Termination Date, the Issuing Bank will, upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least three (3) days (or such shorter time as the Issuing Bank may agree in particular instance in its sole discretion) prior to the proposed date of amendment or extension, amend any Letter of Credit Issued by it or extend the expiry date. Each such request for amendment or extension of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in such form as the Issuing Bank shall require. The Issuing Bank shall be under no obligation to amend or extend the expiry date any Letter of Credit if: (i) the Issuing Bank would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement; or (ii) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

               (d) Upon receipt of notice from the Issuing Bank, the Agent will promptly notify the Lenders of the Issuance of a Letter of Credit and any amendment or extension thereto.

               (e) If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, the Issuing Bank shall be permitted to allow such Letter of Credit to renew, and the Borrowers and the Lenders hereby authorize such renewal. The Issuing Bank shall not be obligated to allow such Letter of Credit to renew if the Issuing Bank would have no obligation at such time to Issue or amend such Letter of Credit under the terms of this Agreement.

               (f) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiration date of any Letter of Credit to be a date not later than the Maturity Date.

               (g) This Agreement shall control in the event of any conflict with any Letter of Credit-Related Document.

               (h) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment or extension to a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit, amendment, or extension to a Letter of Credit.

          4.4 Risk Participations, Drawings and Reimbursements.

               (a) Immediately upon the Issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Lender in the Acquisition Loan Commitment, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing respectively. Each Issuance of a Letter of Credit shall be deemed to use the Acquisition Loan Commitment of each Lender by an amount equal to the amount of such participation.

               (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower. In the case of Letters of Credit under which drawings are payable one or more Business Days after the drawing is made, the Issuing Bank will give such notice to the Borrower at least one Business Day prior to the Honor Date. The Borrower shall reimburse the Issuing Bank prior to 11:00 a.m. (Portland, Oregon, time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date") in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:00a.m. (Portland, Oregon, time), on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested a Prime Rate Loan be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unused portion of the Acquisition Loan Commitment and subject to the conditions set forth in Section3.2 of the Credit Agreement. Any notice given by the Issuing Bank or the Agent pursuant to this Section 4.4(b) may be oral if immediately confirmed in writing (including by facsimile);

          provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (c) Each Lender shall upon any notice pursuant to Section4.4(b) make available to the Agent for the account of the Issuing Bank an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Lenders shall each be deemed to have made an Acquisition Loan consisting of a Prime Rate Loan to the Borrower in that amount. If any Lender so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (Portland, Oregon, time), on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, [at the rate per annum equal to the Federal Funds Rate in effect from time to time during such period]. The Agent will promptly give notice to each Lender of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 4.4(c).

               (d) With respect to any unreimbursed drawing that is not converted into a Prime Rate Loan to the Borrower in whole or in part, because of failure of the Borrower to satisfy the conditions set forth in Section3.2 or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank a Letter of Credit Borrowing in the amount of such drawing, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Prime Rate plus two percent (2%) per annum, and each Lender's payment to the Issuing Bank pursuant to Section 4.4(c) of Supplement No.1 shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Lender in satisfaction of its participation obligation under this Section4.4.

               (e) Each Lender's obligation in accordance herewith to make Acquisition Loans or Letter of Credit Advances, as contemplated by this Section 4.4, as a result of a drawing under the Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including
          (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Borrower or Loan Party or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default; or
          (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing;

          provided, however, that each Lender's obligation to make Acquisition Loans under this Section 4.4 is subject to the conditions set forth in Section3.2 of the Credit Agreement.

          4.5 Repayment of Participation.

               (a) When the Agent receives (and only if the Agent receives), for the account of the Issuing Bank, immediately available funds from the Borrower or any Loan Party or from any proceeds of Collateral (i) in respect of which any Lender has paid the Agent for the account of the Issuing Bank for such Lender's participation in the Letter of Credit Advance pursuant to Section 4.4 or (ii) in payment of interest thereon, the Agent will pay to each Lender, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Lender's Pro Rata Share of such funds and the Issuing Bank shall receive and retain the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Agent for the account of the Issuing Bank.

               (b) If the Agent or the Issuing Bank is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian, or any official in an Insolvency Proceeding, any portion of the payments made by the Borrower or any Loan Party to the Agent for the account of the Issuing Bank pursuant to Section4.5(a) of Supplement No.1 in reimbursement of a payment made under the Letter of Credit Advance or interest thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

          4.6 Role of the Issuing Bank.

               (a) Each Lender and each Loan Party agrees that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents, if any, expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

               (b) Neither the Issuing Bank nor any of its correspondents, participants or assignees shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable);

          (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any Letter of Credit-Related Document.

               (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement or assume risks or losses arising out of the gross negligence, bad faith or wilful misconduct of the Issuing Bank. Neither the Issuing Bank, nor any correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses
          (i) through (vii) of Section 4.7 of Supplement No.1; provided, however, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered or incurred by the Borrower which are caused by the Issuing Bank's willful misconduct or gross negligence
          (i) in failing to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft, certificate(s) and any other documents, if any, strictly complying with the terms and conditions of such Letter of Credit, (ii) in its paying under a Letter of Credit against presentation of a sight draft, certificate(s) or other documents not complying with the terms of such Letter of Credit or (iii) its failure to comply with the obligations imposed upon it, as an issuing bank, under applicable state law; provided, however, that (y) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and (z) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, provided that any such instrument appears on its face to be in order.

          4.7 Obligations Absolute. The Obligations of the Loan Parties under this Agreement and any Letter of Credit-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any Letter of Credit Borrowing and any drawing under a Letter of Credit converted into an Acquisition Loan, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit dated Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit-Related Document;
     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Letter of Credit Obligations of the Borrower or any Loan Party, (iii) the existence of any claim, set-off, defense or other right that the Borrower or any Loan Party may have at any time against any beneficiary or any such transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit- Related Documents or any unrelated transaction other than the defense of payment or claims arising out of the gross negligence, bad faith or wilful misconduct of the Agent or the Issuing Bank; (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of a successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding; (vi) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations of the Borrower or any Loan Party in respect of any Letter of Credit; or (vii) any other circumstance that might otherwise constitute a defense available to, or discharge of, the Borrower or any Loan Party.

          4.8 Letter of Credit Fees.

               (a) Letter of Credit Fees. The Borrower shall pay to the Agent for the account of each of the Lenders a letter of credit fee (the "Letter of Credit Fees") with respect to outstanding Letters of Credit equal to the Applicable Margin for LIBOR Loans which are Acquisition Loans by the average daily maximum amount available to be drawn on such outstanding Letters of Credit.

               (b) Fronting Fees. The Borrower shall pay to the Issuing Bank for its own account a letter of credit fronting fee (the "Fronting Fees") for each Letter of Credit Issued by the Issuing Bank equal to .125% per annum multiplied by the average daily maximum amount available to be drawn on such outstanding Letters of Credit.

               (c) Calculation of Fees. The Letter of Credit Fees and the Fronting Fees each shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of

          Credit outstanding for that quarter as calculated by the Agent (computed on the basis of the actual number of days elapsed over a year of 360 days). Such fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Maturity Date, with the final payment to be made on the Maturity Date.

               (d) Other. The Borrower shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing-fees, and other standard costs and charges of the Issuing Bank relating to Letters of Credit as from time to time in effect.

          4.9 Cash Collateralization.

               (a) If any Event of Default shall occur and be continuing, or the Acquisition Loan Commitment is terminated or reduced to an amount insufficient to fund the outstanding Letter of Credit Obligations, the Borrower shall on the Business Day it receives notice from the Agent, acting upon instructions of the Required Lenders, deposit in an account (the "Cash Collateral Account") held by the Agent, for the benefit of the Lenders, an amount of cash equal to the Letter of Credit Obligations as of such date. Such deposit shall be held by the Agent as Collateral for the payment and performance of the Obligations. The Agent shall have exclusive dominion and control, including exclusive right of withdrawal, over such account. Cash Collateral shall be held in a blocked, interest-bearing account held by the Agent upon such terms and in such type of account as customary at the depository institution. The Borrower shall pay any fees charged by the Agent which fees are of the type customarily charged by such institution with respect to such accounts. Moneys in such account shall (i) be applied by the Agent to the payment of Letter of Credit Borrowings and interest thereon, (ii) be held for the satisfaction of the reimbursement Obligations of the Borrower in respect of Letters of Credit, and (iii) in the event the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy the Obligations. If the Borrower shall provide Cash Collateral under this Section 4.9(a) or shall prepay any Letter of Credit and thereafter either (i) drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, or (ii) such Event of Default shall have been waived or cured, then the Agent, the Issuing Bank and the Lenders agree that the Agent is hereby authorized, without further action by any other Person, to release the Lien in such cash and will direct the Agent to remit to the Borrower amounts for which the contingent obligations evidenced by such Letters of Credit have ceased.

               (b) As security for the payment of all Obligations, the Borrower, and to the extent that any Loan Party provides cash for the Cash Collateral Account, such Loan Party, hereby grants, conveys, assigns, pledges, sets over and transfers to the Agent, and creates in the Agent's favor a Lien on, and security interest in, all money, instruments and securities at any time held in or acquired in connection with the Cash Collateral Account, together with all proceeds thereof. At any time and from time to time, upon the Agent's request, the Borrower and any such Loan Party promptly shall execute and deliver any and all such further instruments and documents as may be reasonably necessary, appropriate or desirable in the Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Section4.9(b) and of the rights and powers herein granted.


Dated:  July 7, 1998

                                                                    EXHIBIT B TO
                                                                 THIRD AMENDMENT


                         EXHIBIT A-2 TO CREDIT AGREEMENT


                                 FORM OF AMENDED
                                 SWINGLINE NOTE


$10,000,000        July 7, 1998


     FOR VALUE RECEIVED, the undersigned (the "Borrower") absolutely and unconditionally promises to pay to the order of [Swingline Lender] ("Payee") at the office of U.S. Bank National Association, 10800 NE 8th, Suite 900, Bellevue, WA 98004, or at any such other place as the Agent may specify from time to time, in lawful money of the United States of America:

          (a) on the Maturity Date, the principal amount of TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of Swingline Loans advanced by the Payee to the Borrower pursuant to the Credit Agreement, dated as of December22, 1997, as amended or supplemented from time to time (the "Credit Agreement"), by and among the Borrower, the Agent and the Lenders (as defined therein); and

          (b) interest on the principal balance thereof from time to time outstanding from the date thereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     This Note evidences borrowings under, is subject to the terms and conditions of and has been issued by the Borrower in accordance with the terms of the Credit Agreement and is one of the Swingline Notes referred to therein. The Payee and any holder thereof is entitled to the benefits and subject to the conditions of the Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder thereof may exercise the respective remedies provided for by this Agreement or otherwise available in respect thereof, all in accordance with the respective terms thereof. This Note is secured by the Security Documents described in the Credit Agreement.

     All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.
     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to repay or prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     The Payee is hereby authorized to record (i)the date and amount of each Loan made by it, (ii)the interest rate, and (iii)the date and amount of each payment or prepayment of principal of, any Loans, on its Note Record. No failure so to record or any error in so recording shall affect the obligation of the Borrower to repay the Payee's Loans, together with interest thereon, as provided in the Credit Agreement.

     If any Event of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     The Borrower and every endorser and guarantor of this Note or the obligation represented by this Agreement waive presentment, demand, notice, protest and all other demands and notice in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or Person primarily or secondarily liable.

     This Note shall be deemed to take effect under the laws of the State of Oregon and for all purposes shall be construed in accordance with such laws (without regard to conflicts of laws or choice of laws, rules or principles).

     This Note is made and delivered in substitution for, and amends in its entirety, that certain Swingline Note of the Borrower dated April9, 1998 in the stated principal amount of $30,000,000 (the "$30,000,000 Swingline Note"). The substitution of this Note for the $30,000,000 Swingline Note shall be effective upon (i)the effective date of the Third Amendment to Credit Agreement dated as of the date hereof to be entered into by and among the Lenders, the Payee, the Agent and the Borrower and the Loan Parties (as defined in the Credit Agreement), and
(ii)payment of all accrued interest on the $30,000,000 Swingline Note and all outstanding principal thereunder in excess of $10,000.000.

     This Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 11.7 of the Credit Agreement. Transfer, sale or assignment of any rights under this Note is subject to the provision of Sections
9.1 and 9.2 of the Credit Agreement.

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

     Each Loan Party acknowledges receipt of a copy of this Agreement

     IN WITNESS WHEREOF, the Borrower has caused this Note to be signed by its duly authorized officer as of the day and year first above written.

                                      LITHIA MOTORS, INC.

                                      By
                                        Its

                                                                    EXHIBIT C TO
                                                                 THIRD AMENDMENT


                        SCHEDULE 1-B TO CREDIT AGREEMENT


                           COMMITMENTS OF THE LENDERS



                                                                Program and       Demonstrator     Acquisition
                            New Vehicle        Swingline        Used Vehicle        Vehicle          Loan
Lender                      Commitment         Commitment       Commitment        Commitment       Commitment
------                      ----------         ----------       ----------        ----------       ----------

U.S. Bank National
Association                 $22,477,526.11   $10,000,000.00     $4,260,452.97      $750,000.00     $6,262,020.92

Comerica Bank               $23,035,714.29               -0-    $3,750,000.00               -0-    $3,214,285.71

NationsBank                 $20,500,000.00               -0-    $5,100,000.00               -0-    $4,400,000.00

Merrill Lynch Business
Financial Services Inc.     $ 9,714,285.72               -0-    $3,142,857.14               -0-    $2,142,857.14


The Bank of Tokyo-
Mitsubishi, Ltd.            $10,243,902.44               -0-    $2,560,975.61               -0-    $2,195,121.95


Bank of Scotland            $14,171,428.58               -0-    $4,614,285.71               -0-    $3,214,285.71

BNY Financial Corporation   $11,428,571.42               -0-    $4,285,714.29               -0-    $4,285,714.29


First Security Bank         $17,714,285.72               -0-    $5,142,857.14               -0-    $2,142,857.14

First Hawaiian Bank         $10,714,285.72               -0-    $2,142,857.14               -0-    $2,142,857.14
                            --------------               ---    -------------               ---    -------------

Total                       $140,000,000.00    $10,000,000.00   $35,000,000.00      $750,000.00   $30,000,000.00
                            ---------------    --------------   --------------      -----------   --------------
                            ---------------    --------------   --------------      -----------   --------------




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